                                                                  Exhibit 10.31

                              TERM SHEET AGREEMENT
                          Lycos, Inc. & GlobeComm, Inc.

1. Definitions. "Lycos Service" means the World Wide Web site located at http://www.lycos.com. "Licensed Service" is a Lycos-branded version of GlobeComm's electronic mail services, including the forwarding service, automated POP service, personalized electronic mail service, and web-based electronic mail. "Net Advertising Revenues" are the monies received by Lycos from advertising revenues, minus advertising sales expenses payable to Lycos or Lycos' designated sales agent (not to exceed 20%), from the Licensed Service and any other revenue derived by Lycos from the Licensed Service. "Net Subscription Revenues" are the monies received by GlobeComm from subscription revenues from the Licensed Service and any other revenue derived by GlobeComm from the Licensed Service less any applicable third party commissions, broker fees, and user/advertiser credits or refunds.

2. Grant of License. GlobeComm will license to Lycos the Licensed Service for inclusion in the Lycos Service. Lycos will have the right to provide online access to the Licensed Service to licensees or partners of the Lycos Service, subject to adjustments of business terms if such arrangements will require the production of additional sites by GlobeComm. Additional services and functionality to be developed by GlobeComm in order to keep the Licensed Service competitive with other offerings will be provided by GlobeComm at no cost to Lycos.

3. Exclusivity. GlobeComm will not establish a business or other relationship for the Licensed Service with the following direct Lycos competitors:
      WebCrawler, AOL Netfind (but not AOL.com, to which GlobeComm may provide e-mail services), Search.com, CMP NetGuide, Yahoo!, AltaVista, Infoseek, or Excite. During the term of this agreement, Lycos will not contract for the provision of e-mail services on the Lycos Service with the following direct GlobeComm competitors: Hotmail, Four11, Whowhere, Infospace, Oracle, USANet, and ProntoMail. Nothing in the foregoing precludes either party from entering into usual advertising sales or purchasing arrangements with the above mentioned parties. If Lycos acquires a company that provides e-mail as part of that company's service, Lycos will not be prohibited from maintaining that company's e-mail service provided that Lycos continues to use GlobeComm as the exclusive e-mail provider of Lycos-branded versions of e-mail services, including the forwarding service, automated POP service, personalized electronic mail service, and web-based e-mail on the Lycos Service.

4. Branding. The Licensed Service will be branded Lycos, with the appropriate GlobeComm logo and copyrights displayed at the bottom of each page. The page URL will be masked by GlobeComm and branded Lycos, in a form ending in lycosemail.com. Each page of the Licensed Service will have the Lycos look and feel as defined by Lycos and any other branding opportunities resulting from the Licensed Service will also be branded Lycos. The default free electronic mail address choice for users of the Licensed Service will be a domain of Lycos' choice. Lycos will have the right to offer to users of the Licensed Service any domain names provided by GlobeComm to the public through other services, subject to any contractual restrictions and shall have the right to approve other free name choices which shall include at least iname.com.

Lycos-GlobeComm Confidential

5. Royalties. Lycos and GlobeComm will split all Net Advertising Revenues from Licensed Service pages 50% to Lycos and 50% to GlobeComm. Unsold banner inventory will be bartered by Lycos outside of the Lycos network to drive traffic back to the Licensed Service. Lycos and GlobeComm will split all Net Subscription Revenues from Licensed Service pages 50% to Lycos and 50% to GlobeComm.

6 Responsibilities. Lycos will be responsible for: providing links to the Licensed Service from the Lycos Service; making all advertising sales on Licensed Service pages; and promoting the Licensed Service from the Lycos Service. GlobeComm will be responsible for: serving the Licensed Service; procuring system operation software; operating the Licensed Service; procuring all hardware and assuming all hardware costs; assuming all network costs; tagging Licensed Service pages for Lycos-served advertisements; generating daily traffic reports; and auditing traffic with the ABVS software or equivalent service. GlobeComm will have three months to incorporate such auditing service. The Licensed Service's pro rata share of the cost of such service will be subtracted from Net Subscription Revenues before revenue sharing as outlined in paragraph 5 above. GlobeComm will furnish Lycos with monthly reports in electronic format of any user information gathered from users of the Licensed Service, including whether the users registered from the Lycos Service, if and when such technology is made available to other GlobeComm licensees. Both parties will use reasonable efforts to track referrals from Lycos and bartered banners and include such information in monthly reports. During the term of this agreement, GlobeComm shall not use any information obtained from Lycos users for any purpose other than to service Lycos users.

7. Performance. The Licensed Service will meet response performance standards for Lycos users similar to that of other comparable web based email sites. Except for force majeure events, and the initial launch period through October 20, 1997, the Licensed Service will be available an average of not less than 95% of the time in any given thirty (30) day period. If the Licensed Service is not available an average of 95% of the time in any given thirty (30) day period, Lycos will have the right to cancel this agreement upon written notice to GlobeComm unless GlobeComm takes adequate corrective measures (a "Cure") within ten (10) calendar days after failing to achieve an average of 95% availability; provided, however, that GlobeComm will have the right to only one Cure in any given six (6) month period.

8. Term. The term of this agreement shall be one (1) year with automatic successive one year renewals. Either party may cancel this agreement with written notice 60 days prior to the start of any new term.

9. User Ownership. Upon cancellation of this agreement for any reason, Lycos will retain at no cost the Lycos-branded domain name and those users currently using the Lycos-branded domain name for their email address, provided Lycos continues to provide comparable email services to the users and supports services provided to such users. Lycos will pay all ongoing costs and fees associated with the continued provision and use of the Lycos-branded domain name. GlobeComm will incur no migration, integration or other costs in connection therewith.

10. Lycos Options: GlobeComm will grant to Lycos the right, excerciseable through February 7, 1998, to purchase 1,000,000 shares of GlobeComm Class A Common stock at $4.OO per share.

11. Lycos Board Rights : During the term of this agreement, a Lycos senior executive (a "representative") will receive all of the rights, except the right to vote, of a member of

Lycos & GlobeComm Confidential

      GlobeComm's Board of Directors. In the event Lycos exercises it's investment option described above, a Lycos representative will be elected to the GlobeComm Board. Such board rights must be relinquished as soon as Lycos commences preparation to provide e-mail services competitive to those offered by GlobeComm. The GlobeComm Board members may ask the Lycos representative to temporarily be absented from the board meeting if it reasonably concludes that a certain disussion in front of the Lycos representative could have a negative effect on GlobeComm's business prospects.

12. GlobeComm will provide a copy of source code for the version of all software products that are deployed by Lycos, to be maintained via an Escrow Agreement. GlobeComm will choose the escrow agent, which must be reasonably acceptable to Lycos. The escrow agreement will provide that the source code will be released from escrow upon GlobeComm's bankruptcy; if GlobeComm ceases business operations; or if GlobeComm ceases to support the Licensed Service. GlobeComm will update the escrowed source code twice a year.

      This term sheet constitutes a binding agreement between the parties hereto with respect to the contents hereof. Faxed signatures constitute original signatures for all purposes. The parties agree to proceed in good faith to confirm the terms of this agreement in a definitive document or documents within a reasonable amount of time.


      ACCEPTED:


      Signature /s/ [ILLEGIBLE]            Signature /s/ [ILLEGIBLE]
               ----------------                     ----------------
      Date     10/8/97                     Date     10/8/97
               ----------------                     ----------------
      Lycos, Inc.                          GlobeComm, Inc.

Lycos & GlobeComm Confidential

    Second Amendment in the Agreement between Lycos, Inc. and GlobeComm, Inc.

Lycos and GlobeComm agree to the following amendments to the Term Sheet Agreement between Lycos and GlobeComm dated October 8, 1997, (the "Agreement").

1. Lycos Options. Lycos' option to purchase 1,000,000 shares of GlobeComm Class A Common stock $4.00 per share is hereby converted into an option to purchase 1,000,000 shares of GlobeComm Class A Preferred Stock at $4.00 per share. The GlobeComm Class A Preferred stock shall have the same rights of ownership as the GlobeComm Class A Common stock and, in addition a cash preference in the event of sale or dissolution.
      Sale option may be exercised on or before March 9, 1998.

2. Except as expressly modified hereby and by the First Amendment to the Agreement (executed by Lycos on February 2, 1998 and by GlobeComm on February 3, 1998), all other terms of the Agreement shall remain in full force and effect.

ACCEPTED;

LYCOS, INC.                                           GLOBECOMM, INC.


By: /s/ Edward M. Philip                              By: /s/ Gary Millin
------------------------                              -------------------
Name  Edward M. Philip                                Name Gary Millin
Date 3/9/98                                           Date 3/9/98
                                                      The President

March 9, 1998

GlobeComm, Inc.
11 Broadway, Suite 660
Ncw York, NY 10004

Re: Warrant Exercise

Gentlemen:

      Reference is hereby made to that certain Term Sheet Agreement by and between Lycos, Inc. (" Lycos") and GlobeComm, Inc.("GlobeComm"), dated as of Octobeer 8, 1997, as amended by that certain First Amendment to the agreement between Lycos, Inc. and GlobeComm, Inc., executed by Lycos and GlobeComm on February 2, 1998 and February 3, 1998, respectively, and that certain Second Agreement to the Amendment between Lycos, Inc. and GlobeComm, Inc., executed by Lycos and GlobeComm on March 9, 1998 (the "Amended Agreement".)

      1. For good and valuable considerations, we hereby agree with you as follows:

      (a) The parties agree that the option referred to in the Amended Agreemdnt represents and option to purchase one million (1,000,000) shares of GlobeComm Class A Preferred Stock at an exercise price of $4.00 per share (the "GlobeComm Stock"). Lycos has elected to exercise its option to purchase the GlobeComm Stock. The GlobeComm Stock shall have the same rights of ownership as the GlobeComm Class A Common Stock and, in addition, a cash preference in the event of sale, liquidation or dissolution. The GlobeComm Stock shall represent approximately 9.85% of the 10,155,062 shares of GlobeComm's Common Stock outstanding on a fully-diluted basis on the date hereof (after giving effect to the exercise or conversion of all options, warrants and other convertible securities outstanding on the date hereof) and shall have the rights, terms and privileges set forth in GlobeComm's Certificate of Incorporation, as amended, attached hereto as Exhibit A.

      (b) Except as provided below, GlobeComm agrees to accept payment in full for the exercise of such option by the delivery at 100,062 shares of newly-issued Lycos common stock (the "Lycos Shares"), valued at the exchange of the last quoted sale price for shares of Lycos common stock on the Nasdaq National Market for each of the ten trading days preceding the date hereof.

      2. GlobeComm hereby represents to Lycos as Follows:

      (a) GlobeComm is acquiring the Lycos Shares for investment only and not with a view towards, intention of, or in connection with, any resale or distribution of such shares or any interest therein.

      (b) GlobeComm understands that the Lycos Shares to be issued to it will not have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law by reason of specific exemptions under the provisions thereof which depend in part upon the other representations and warranties made by GlobeComm in this Agreement. GlobeComm understands that Lycos is relying upon GlobeComm's representation and warranties contained in this Section 2 for the purpose of determining whether this transaction meets the requirements for such exemptions. GlobeCommm is an "accredited investor" as detailed in Rule 501 promulgated under the Securities Act.

      (c) GlobeComm has made, either alone or together with its advisors, such independent investigation of Lycos, its management and related matters as GlobeComm deems to be, or such advisors have advised to be, necessary or advisable in connection with an investment in the Lycos shares through the transactions contemplated by this Agreement; and GlobeComm and advisors have received all information and data that GlobeComm and such advisors believe to be necessary in order to reach an informed decision as to the advisability of an investment in the Lycos Shares pursuant to the transaction contemplated by this Agreement.

      (d) GlobeComm understands that the Lycos Shares to be received by GlobeComm in the transactions contemplated hereby will be "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the Securities and Exchange Commission promulgated thereunder provides in substance that GlobeComm may dispose of such shares only pursuant to an effective registration statement under the Securities Act or an exemption from registration if available. GlobeComm further understands that, except as provided in Section 4, Lycos has no obligation or intention to register the sale of the shares of the Lycos Shares to be received by GlobeComm in the transactions contemplated hereby, or take any other action so as to permit sales pursuant to, the Securities Act. Accordingly, except as provided in Section 4, GlobeComm understands that GlobeComm may dispose of such shares only in transactions which are of a type except from registration under the Securities Act, including, without limitation a "private placement", in which event the transferee will acquire such shares as "restricted securities" and subject to the same limitations as in the hands of GlobeComm. GlobeComm further understands that applicable state securities laws may impose additional restrictions upon the sale of securities. As a consequence, GlobeComm understands that GlobeComm may have to bear the economic risk of an investment in the Lycos Shares to be received by GlobeComm pursuant to the transactions contemplated hereby for an indefinite period of time.

      (e) The certificate(s) evidencing the Lycos Shares to be issued pursuant to the transactions contemplated hereby shall bear the following legend

      "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be sold or transferred in the absence of such registration or an exemption therefrom under the Securities of 1933, as amended, and applicable state securities laws."

      (f) There is no (f).

      (g) The authorized capital stock of GlobeComm consists of 27,000,000 shares, consisting of 16,000,000 shares of Class A Common Stock of which 2,048,750 shares are issued and outstanding, 5,000,000 shares of Class B Common Stock of which 5,000,000 shares are issued and outstanding, and 6,000,000 shares of Class A Preferred Stock, of which 2,057,500 shares are issued and outstanding. Schedule 2(g) sets forth a complete and correct list of the record ownership of the issued and outstanding shares of capital stock. All of the issued and outstanding shares of capital stock were duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of any preemptive rights or Federal or state securities laws. Except as set forth in Schedule 2(g), there are no outstanding options, warrants or other rights to purchase, or any securities convertible into or exchangable for, shares of the capital stock of GlobeComm, and there are no agreements, arrangements or understandings to which GlobeComm is or may be required to issue additional shares of its capital stock.

      (h) Attached hereto as Schedule 2(h) is the balance sheet of GlobeComm as of September 30, 1997 and the statements of income and statements of cash flows of GlobeComm for the first nine months of the fiscal year, including the notes thereto (hereinafter collectively referred to as the "Financial Statements"). The Financial Statements (i) have been prepared from the books and records of GlobeComm, (ii) have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be expressly indicated therein or on the face of the schedules or notes to such Financial
Statements) during the periods covered thereby and (iii) present fairly in all material respects the financial condition, results of operations and cash flows of GlobeComm as at the dates, and for the periods, stated therein, except that the Financial Statements are subject to normal end of quarter adjustments when audited which will not be individually or in the aggregate material in amount or effect and do not include footnotes.

      (i) Except (i) as set forth or reserved against in the balance sheet of GlobeComm as of September 30, 1997, included in the Financial Statements (the "Balance Sheets"), (ii) for obligations incurred since September 30, 1997 in the ordinary course of business, which are not individually or in the aggregate, material amount, and (iii) as set forth in Schedule 2(i), GlobeComm does not have any liablilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise.

      (j) There are no suits, actions, claims, proceedings (including, without limitation, arbitral or administrative proceedings) or investigations pending or, to the best knowledge of GlobeComm, threatened against GobeComm or its properties, assets or business or, to the best knowledge of GlobeComm, pending or, to the best Knowledge of GlobeComm, threatened challenging tyhe validity of threatened against any of the officers, directors, employees, agents or consultants of GlobeComm in connection with the business of GlobeComm. There are no such suits, actions, claims, proceedings or investigations pending, or to the best knowledge of GlobeComm, threatened challenging the validity or propriety of the transactions contemplated by this Agreement. There is no judgment, order, injunction, decree or award (whether issued by a court, and arbitrator or an administrative agency) to which GlobeComm is a party, or involving GlobeComm's properties, assets or business, which is threatened or which requires continuing compliance therewith by GlobeComm.

      (k) The Company has disclosed in Schedule 2(k) all material registered copyrights, copyright registrations and copyright applications, trademark registrations and applications for registration, patents and patent applications, trademarks, service marks, trade names, or Internet domain names (collectively, "Intellectual Property Rights") used by Globecomm in GlobeComm's business as presently conducted, including all intellectual Property Rights used in connection with or contained in all versions of GlobeComm's World Wide Web sites and all licenses, assignments and releases of Intellectual Property Rights of others in material works embodied in its products. All Intellectual Property Rights purported to be owned by GlobeComm held by any employee, officer or consultant are owned by GlobeComm by operaton of law or have been validly assigned to GlobeComm. The Intellectual Property Rights are sufficient to carry on the business of GlobeComm as presently conducted. GlobeComm has exclusive ownership of or license to use all Intellectual Property Rights identified in
Schedule 2(k) or has obtained any licenses, releases of assignments reasonably necessary to use all third parties' Intellectual Property Rights in works embodied in its products. The present business activities or products of GlobeComm do not infringe any Intellectual Property Rights of others. GlobeComm has not received any notice or other claim from any person asserting that any of GlobeComm's present activities infringe or may infringe any Intellectual Property Rights of such period.

      GlobeComm has the right to use all trade secrets, customer lists, hardware designs, programming processes, software and other information required for or incident to its products or its business as presently conducted or contemplated. GlobeComm has taken all reasonable measures to protect and preserve the security and confidentiality of its trade secrets and other confidential information. GlobeComm is the exclusive owner of all material right, title and interest in its Intellectual Property Rights as purported to be owned by GlobeComm, and to GlobeComm's best knowledge, such Intellectual Property Rights are valid and in full force and effect. No university government agency (whether federal or state) or other organization which sponsored research and development conducted by GlobeComm or has any claim of right to or ownership of or other encumbrance upon the Intellectual Property Rights of GlobeComm. GlobeComm is not aware of any infringement by others of its copyright or other Intellectual Proprietary Rights in any of its products, technology or services, or any violation of the confidentiality of any of its propieratary information. To GlobeComm's knowledge, GlobeComm is not making unlawful use of any confidential information or trade secrets of any past or present employees of GlobeComm. For the purposes of this Section 3.11. Intellectual Property Rights also includes any and all intellectual property rights, licenses, databases, computer programs and other computer software user interfaces, know-how, trade secrets, customer lists, proprietary technology, processes and formulae, source code, object code, algorithms, architecture, structure, display screens, layouts, development tools, instructions, templates, marketing materials created by GlobeComm, inventions, trade dress, logos and designs.

            (l) GlobeComm is not in violation in any material respect of any applicable safety, health, environmental or other law, statute, ordinance, code, rule, regulation, judgment, order, injunction, writ or decree of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority having, asserting or claiming jurisdiction over it or over any part of its business, operations, properties or assets.

            (m) No representation or warranty by GlobeComm contained in this Agreement and no statement contained in any certificate or other document or instrument delivered or to be delivered pursuant to this Agreement by GlobeComm or its representatives contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained therein not misleading.

            (n) The execution and delivery of this Letter Agreement does not, and the performance of GlobeComm's obligations under this Letter Agreement will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of GlobeComm; or (ii) conflict with or violate any laws applicable to GlobeComm or by which GlobeComm or its assets are bound or affected; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under any contract, agreement or other instrument to which GlobeComm is a party or by which GlobeComm or its assets are bound or effected, except for any breach or default that would not have, individually or in the aggregate, a material adverse effect upon GlobeComm.

            (o) Except for the representations and warranties contained herein, GlobeComm makes no express or implied representations or warranties.

      3. Lycos hereby represents to GlobeComm as follows:

            (a) The Lycos Shares are duly authorized, validly issued, fully paid and non assessable.

            (b) The execution and delivery of the Letter Agreement does not, and the performance of Lycos' obligations under this Letter Agreement will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of Lycos; or (ii) conflict with or violate any laws applicable to Lycos or by which Lycos or its assets are bound or affected; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under any contract, agreement or other instrument to which Lycos is a part or by which Lycos or its assets are bound or effected, except for any breach or default that would not have individuality or in the aggregated, a material adverse effect upon Lycos.

            (c) Lycos is acquiring the GlobeComm Stock for investment only and not with a view towards, intention of, or in connection with any resale or distribution of such shares or any interest therein.

            (d) Lycos understand that the GlobeComm Stock to be issued to it will not have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law by reason of specific exemptions under the provisions thereof which depend in part upon the other representations and warranties made by Lycos in this Agreement. Lycos understands that GlobeComm is relying upon Lycos' representation and warranties contained in this Section 3 for the purpose of determining whether this transaction meets the requirements for such exemptions. Lycos is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act.

            (e) Lycos has made, either alone or together with its advisors, such independent investigation of GlobeComm, its management and related matters as Lycos deems to be, or such advisors have advised to be, necessary or advisable in connection with an investment in the GlobeComm Stock through the transactions contemplated by this Agreement; and Lycos and advisors have received all information and date that Lycos and such advisors believe to be necessary in order to reach an informed decision as to the advisability of an investment in the GlobeComm Stock pursuant to the transactions contemplated by this Agreement.

      (f) Lycos understands that the Lycos Shares to be received by GlobeComm in the transactions contemplated hereby will be "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the Securities and Exchange Commission promulgated thereunder provide in substance that Lycos may dispose of such shares only pursuant to an effective registration statement under the Securities Act or an exemption from registration if available. Lycos further understands that, except as provided in Section 11, GlobeComm has no obligation or intention to register the sale of any of the shares of the GlobeComm Stock to be received by Lycos in the transactions contemplated hereby, or take any other action so as to permit sales pursuant to the Securities
Act. Accordingly, except as provided in Section 11, Lycos understands that Lycos may dispose of such shares only in transactions which are of a type exempt from registration under the Securities Act, including, without limitation, a "private placement," in which event the transferee will acquire such shares as "restricted securities" and subject to the same limitations as in the hand of Lycos. Lycos further understands that the applicable state securities laws may impose additional constraints upon the sale of securities. As a consequence, Lycos understands that Lycos may have to bear the economic risk of an investment in the GlobeComm Stock to be received by Lycos pursuant to the transactions contemplated hereby for an indefinite period of time.

            (g) The certificate(s) evidencing the GlobeComm Stock to be issued pursuant to the transactions contemplated hereby shall bear the following legend.

            "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be sold or transferred in the absence of such registration or an exemption therefrom under the Securities Act of 1933, as amended, and applicable state securities laws."

            (h) Except for the representations and warranties contained herein, Lycos makes no express or implied representations or warranties.

      4. (a) Lycos further agrees that it shall file promptly but in no event in more than 10 business days after the date hereof (the "Option Exercise Date") with the U.S. Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (or any successor form to Form S-3) for a public resale offering of the Lycos Shares and shall use commercially reasonable efforts to cause such registration statement, and any necessary amendments thereto, to become and remain effective for the period ending on the first to occur of (x) the date of the resale of all Lycos Shares registered thereunder is complete or
(y) the first anniversary of the effective date of such registration statement. If for any reason Lycos is not eligible to file such registration on Form S-3 (or any successor form to Form S-3), Lycos shall effect such registration using such form as Lycos is then eligible to use. Lycos shall keep GlobeComm advised of the initiation and completion of any registration pursuant to this paragraph. If for any reason Lycos has not successfully registered the Lycos Shares for resale within 60 days after the Option Exercise Date, GlobeComm shall have the right, exercisable by written notice to Lycos, to put the Lycos Shares issued hereunder back to Lycos in exchange for $4,000,000 in cash, which Lycos shall pay by wire transfer within seven (7) days after the written notice of exercise is received by Lycos. Other than the obligations described in the previous sentence (which shall terminate sooner), Lycos' obligation pursuant to this Paragraph 4 shall terminate upon the first anniversary of the Option Exercise Date. Lycos and

GlobeComm agree that the rights set forth in this Paragraph 4 are not assignable or transferable. Lycos agrees to execute and deliver such further instruments or documents and to take such further action reasonably requested by GlobeComm or its underwriter/broker or dealer in connection with the resale offering of the Lycos Shares.

      (b) Lycos agrees to indemnify and hold harmless, to the extent permitted by law, GlobeComm and its underwriter/broker or dealer against all damages caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Lycos by such GlobeComm expressly for use therein or by GlobeComm's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after Lycos has furnished such holder with a sufficient number of copies of the same. If the foregoing indemnity is not available for any reason, then the Parties agree to contribute to the damages of each other in proportion to their relative fault.

      (c) In connection with any registration statement in which it is participating, GlobeComm agrees to furnish to Lycos in writing such information and affidavits as Lycos reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify and hold harmless Lycos, its directors and officers and each Person who controls Lycos (within the meaning of the Securities Act) against all damages resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only in the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by GlobeComm specifically for use in such registration statement.

      (d) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any consent to the entry of any judgment or any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

      5. GlobeComm agrees to provide Lycos with all necessary and reasonable assistance in the preparation and filing of the registration statement required to be prepared and filed by Lycos and all other obligations of Lycos under this Letter Agreement. Lycos' obligations under this Letter Agreement are conditioned in all respects on the provision of all necessary and reasonable assistance to Lycos by GlobeComm. Lycos agrees to pay the expenses incurred as if in complying with its obligations under Paragraph 4, including all registration and filing fees, exchange listing fees, fees and expenses of counsel for Lycos, and fees and expenses of accountants for Lycos.

      6. Lycos shall have the right, upon the advice of the Board of Directors of Lycos (the "Board"), upon giving written notice to GlobeComm of the exercise of such right, to require GlobeComm not to sell any shares pursuant to the registration statement filed pursuant to Paragraph 4 for a reasonable period (as determined in good faith by the Board) from the date on which such notice is given (a "blackout period"). If (i)(A) Lycos is engaged in or proposes to engage within ten days in discussions or negotiations with respect to, or has proposed or taken a substantial step to commence, or there otherwise is pending, any merger, acquisition, other form of business combination, divestiture, tender offer, financing or other transaction, or there is an event or state of facts relating to Lycos, in each case which is material to Lycos (as reasonably determined by the Board) (any such negotiation, step, event or state of facts being herein called "Material Activity"), (B) in the reasonable judgments of the Board, after consultation with and acting upon the written advice of outside counsel, disclosure of such Material Activity would be necessary or advisable under applicable securities laws and (C) such disclosure would, in the reasonable judgment of the Board, the adverse to the interest of Lycos, or (ii) the Board, in its reasonable judgment, deems it necessary to file a post-effective amendment to such registration statement or to prepare a supplement to, or otherwise amend, the form of prospectus contained therein. During any such black-out period, GlobeComm agrees not to sell any Lycos Shares under such registration statement for such period of time as the Board, acting on the written advice of outside counsel, may in good faith deem advisable; provided, however, that no single black-out period will be longer than thirty
(30) calendar days and, in the aggregate all black-out periods in any twelve
(12) month period shall not include more than ninety (90) calendar days.

      7. GlobeComm and the Majority Stockholders listed on the signature pages hereto (the "Majority Stockholders") hereby agree to alert, within 15 days of the date on which the Lycos Shares are registered pursuant to Paragraph 4 above, and continue to elect until the earlier of (i) GlobeComm's completion of an initial public offering, (ii) Lycos' ownership reducing to less than 50% of the GlobeComm Stock, or (iii) Lycos' offering email services at the lycos.com site competitive to those offered by GlobeComm, a representative of Lycos (as designated by Lycos in writing) to the GlobeComm Board of Directors by written consent or otherwise. If such action requires any amendment to the GlobeComm By-Laws, the Majority Stockholders agree to take any actions required to effect the intent of this paragraph, including voting to so amend such By-laws. At each annual meeting of the shareholders of GlobeComm, and at each special meeting of the shareholders of GlobeComm called for the purpose of electing directors of GlobeComm, and at any time at which shareholders of GlobeComm shall have the rights to, or shall, vote for directors of GlobeComm, then, and in each event, the Majority Shareholders shall vote all shares of GlobeComm capital stock held by them for the election of the Lycos designee to the GlobeComm Board of Directors.

      8. Until such time as GlobeComm has completed an initial public offering, if any of the Majority Stockholders, either individually or collectively (referred to herein as the "Take-Along Group"), determine to sell or exchange (in a business combination or otherwise) 100% of the then outstanding shares of GlobeComm, in one or a series of bona fide arms-length transactions to a third party, for a per share twice greater than $4.00 per share of Class A Preferred Stock (on an as-converted basis and as adjusted for any stock splits, stock dividends or similar transactions), then upon five (5) days written notice by the Take Along Group to Lycos, which notice shall include reasonable details of the proposed sale or exchange including the proposed time and place of closing and the consideration to be received by the Take Along Group (such notice being referred to as the "Sale Request"), then Lycos shall be obligated to, and shall, sell, transfer and deliver, or cause to be sold, transferred and delivered, to such third party on the same terms as the Take Along Group, all (but not less than all) the Class A Preferred Stock then held by Lycos. Lycos shall (i) deliver certificates for such GlobeComm shares at the closing of the proposed transfer, free and clear of all claims, liens and encumbrances and (ii) if stockholder approval of the transaction is required, vote its GlobeComm shares in favor thereof.

      9. Until such time as GlobeComm has completed an initial public offering, no Majority Stockholder shall transfer more than 1% of the outstanding shares of GlobeComm to a third party without complying with the terms and conditions set forth below:

      (a) If any Majority Stockholder declares to transfer shares (the "Transferor"), such Majority Stockholder shall give Lycos not less than fifteen
(15) days prior written notice of such intended transfer. Such notice (the "Participation Notice") shall set forth the terms and conditions of such proposed transfer, including the name of the prospective transferee, the number of GlobeComm shares proposed to be transferred (the "Participation Securities") by the Transferor, the purchase price per share proposed to be paid therefor and the payment terms and type of transfer to be effectuated. Within ten (10) days following the delivery of the Participation Notice by the Transferor to Lycos, Lycos may indicate its desire to participate in such proposed transfer, by written notice to the Transferor, and shall have the opportunity, and right to sell to the purchasers in such proposed transfer (upon the same terms and conditions as the Transferor) up to that number of common stock equivalents owned by Lycos as shall equal the product of (i) a fraction, the numerator of which is the number of common stock equivalents owned by Lycos as of the date of such proposed transfer and the denominator of which is the number of common stock equivalents actually owned as of the date of such Participation Notice by the Transferor and Lycos multiplied by (ii) the number of Participation

Securities. The amount of Participation Securities to be sold by the Transferor shall be reduced to the extent necessary to provide for such sale of shares by Lycos.

      (b) At the closing of any proposed transfer is respect of which a Participation Notice has been delivered, the Transferor, together with Lycos, shall deliver to the proposed transferee certificates evidencing the shares to be sold thereto duly endorsed with stock powers and shall receive in exchange therefor the consideration to be paid or delivered by the proposed transferee in respect of such shares as described in the Participation Notice.

      (c) The provisions of this Paragraph shall not apply to any transfer pursuant to Paragraph 8.

      10. (a) GlobeComm will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

      (b) As soon as practicable after the end of each fiscal year of GlobeComm, and in any event within one hundred and twenty (120) days thereafter, GlobeComm will furnish to Lycos a balance share of GlobeComm, as at the end of such fiscal year, and a statement of income and a statement of cash flows of GlobeComm, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by GlobeComm's Board of Directors.

      (c) GlobeComm will furnish Lycos, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of GlobeComm, and in any event within sixty (60) days thereafter, a balance sheet of GlobeComm as of the end of each such quarterly period, and a statement of income and a statement of cash flows of GlobeComm for such period, and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

      (d) Deleted

      (e) Lycos shall have the right to visit and inspect any of the properties of GlobeComm or any of its subsidiaries, and in discuss the affairs, finances and accounts of GlobeComm or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested provided that GlobeComm shall not be required to disclose information that it reasonably deems proprietary.

      (f) All information furnished to Lycos, in accordance with this Section 10 shall be deemed confidential (the "Confidential Information"). Lycos acknowledges that the Confidential Information is a valuable asset of GlobeComm and shall not disclose any Confidential Information to any person or use any Confidential Information for its benefit or the benefit of any other person, except with the prior written approval of GlobeComm or as required by law.

      11. (a) GlobeComm agrees that if at any time after the date hereof it and/or any of its subsidiaries and/or one or more of its officers, directors or holders of 5% of its outstanding Common Stock intend to offer equity securities of GlobeComm to the public for cash pursuant to any type of registration under the Securities Act, GlobeComm will notify Lycos in writing at least forty-five
(45) days prior to the initial filing of a registration statement relating to such offering with the Securities and Exchange Commission ("Registration Statement"). Thereafter, GlobeComm will, at its sole cost and expense, use its best efforts to include in such registration statement, in accordance with the Securities Act, such shares of GlobeComm Common Stock as Lycos shall request within thirty (30) days of receipt of notification from GlobeComm of its intention to file such registration statement; provided, that the inclusion thereof will not preclude GlobeComm's use of the registration form intended to be utilized by GlobeComm; and further provided that the foregoing requirements shall not apply in the event that GlobeComm proposes to file a registration statement in connection with (i) any issuance of securities pursuant to any stock option, stock purchase or other employee benefit plan; or (ii) any issuance of securities in connection with any business combination, whether by way of merger, consolidation, purchase of stock or assets or otherwise. If the proposed registration statement is initiated by GlobeComm for an underwritten public offering of equity securities for such account and, in the opinion of the managing underwriter, the inclusion of more than a specified amount of such equity securities proposed to be registered by Lycos and such other holders to the extent, if any, that the number of equity securities proposed to be offered by GlobeComm is less than such specified number. If the proposed registration statement is initiated by other holders of equity securities of GlobeComm pursuant to registration rights provided for in agreement with GlobeComm and, in the opinion of the managing underwriter of any underwritten public offering of such equity securities, the inclusion of more than a specified number of units of equity securities in such registration statement might adversely affect such offering, then the initiating holders, Lycos and other holders having registration rights may include equity securities in such registration statement pro rata according to the respective numbers of all equity securities proposed to be registered by such initiating holders, Lycos and such other holders. Any opinion of a managing underwriter referred to in this Section 11 shall be evidenced in a writing delivered to Lycos.

      (b) GlobeComm agrees to use its best efforts to the end that each registration of the shares required to be made by GlobeComm pursuant to this
Section 11 shall become effective as promptly as practicable and shall remain effective until Lycos has disposed of the equity securities registered thereunder. Each registration and blue sky qualification hereunder shall be at the sole cost and expense of GlobeComm provided, however, that GlobeComm shall not be obligated to bear the expense of any underwriting discounts or commissions with respect to the shares covered by the Registration Statement.

      (c) In connection with each registration hereunder, GlobeComm agrees (i) to supply Lycos with such number of copies of preliminary and final prospectuses as such holders shall reasonably request and (ii) to use its best efforts to qualify the securities being registered under the securities or blue sky laws of such states as Lycos may reasonably request. Lycos agrees to furnish to GlobeComm such information in connection with such registration statement as GlobeComm may reasonably request.

      (d) GlobeComm shall indemnify and hold harmless Lycos, and each underwriter, within the meaning of the Securities Act, who may purchase from or sell for any such holder any Warrants and/or Warrant Shares from and against any and all loses, claims, damages and liabilities caused by any licensed statement or alleged or untrue statement of material fact contained in the Registration Statement or any post-effective amendment thereto or any Registration Statement under the Act or any prospectus included therein required to be filed or furnished by reason of this Section 11 or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements thereof not misleading, except insofar as such loses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to GlobeComm by such holder or each person, if any, who controls any such holder and underwriter within the meaning of such Act or by Lycos' failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after GlobeComm furnished such holder with a sufficient number of copies of the same; provided, however, that GlobeComm shall not be obligated to so indemnify any such holder or underwriter or controlling person unless such holder or underwriter shall at the same time indemnify GlobeComm, its directors, each officer signing the registration statement and each persons, if any, who controls GlobeComm within the meaning of such Act from and against any and all loses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of material fact contained in any Registration Statement or any prospectus required to be filed or furnished by reason of this Section 11 or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such loses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to GlobeComm by any such holder or underwriter expressly for use therein by Lycos' failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after GlobeComm has furnished such holder with a sufficient number of copies of the same.

Agreed to and accepted:

LYCOS, INC.                                              GLOBECOMM, INC.

By: \s\ Edward M. Philip                By: \s\ Gary Millin
   -------------------------------         -------------------------------------
Name:  Edward M. Philip                       Name:  Gary Millin
Title: COO/CFO                                Title  President
Date:  3/9/98                                 Date:  3/9/98

                                                         Majority Stockholder

                                              By: \s\Gerald Gorman    Mar 9/1998
                                                 ---------------------
                                              Name:  Gerald Gorman

Schedule 2G ...........GlobeComm Capital Structure .......................3/6/98

                                           Class B        Class A   Exercisable
Name                                     Preferred      Preferred        Common         Options           Total  % of Total
----                                     ---------      ---------        ------         -------           -----  ----------
Gerald Gorman                            5,000,000                       546,250        142,736       5,688,986       56.0%
Gary Millin                                                40,000        610,000        157,601         807,601        8.0%
David Milligan                                             50,000        525,000         44,272         619,272        6.1%
Eric Woodward                                              62,500        312,500        106,789         481,789        4.7%
Lon Otremba                                                                              52,189          52,189        0.5%
Walden                                                                                    1,250           1,250        0.0%
Other Employee Stock                                       10,000          5,000        464,253         479,253        4.7%
Other Stock                                               165,000         50,000             --         215,000        2.1%
Jack Kuehler                                                                             39,861          39,861        0.4%
Bill Donaldson                                                                           39,861          39,861        0.4%
First Closing-Outside Investors(1)                      1,225,000                                     1,225,000       12.1%
Second Closing-Outside Investors(2)                       505,000                                       505,000        5.0%
---------------------------------------------------------------------------------------------------------------------------
Total                                    5,000,000      2,057,500      2,048,750      1,048,812      10,155,062        100%
---------------------------------------------------------------------------------------------------------------------------

First Closing - Outside Investors(1)

Jeff Barbakow                                                             87,500
Hoyt Davidson                                                             50,000
David Dennis                                                              87,500
lhsan Essaid                                                              10,000
Trevor Fetter                                                             50,000
Dan Flatley                                                              150,000
Gerald Gorman                                                            200,000
Tony James                                                                50,000
Stephen Ketchum                                                          112,500
Ryan kim                                                                   2,500
Joe Low                                                                   42,500
Marsha Plotnitsky                                                        125,000
Andrew Rush                                                               20,000
Arvind Sanger                                                             25,000
Tim Weller                                                                25,000
Vincent Degiaimo                                                          37,500
William Donaldson                                                         50,000
Jack Kuehler                                                              50,000
Tripp Smith                                                               25,000
Rens Lipsius                                                              12,500
Arkady Plotnitsky                                                         12,500
------------------                                                     ---------
Total                                                                  1,225,000

Second Closing - Outside Investors(2)

John Chalsty                                                             125,000
Joe Roby                                                                 100,000
Craig Sim                                                                 50,000
Pat Durtin                                                                30,000
lhsan Essaid                                                               5,000
Mark Piegza                                                               37,500
Brian McGloughlin                                                         75,000
Chris Kurcheon                                                            12,500
Imag Partners                                                             25,000
Brian Zimmet                                                              10,000
Frank Connley                                                              5,000
Mike Stevens                                                               5,000
Norman Greenberg                                                          10,000
Brian Ehrlich                                                             10,000
John Sommerer                                                              5,000
-------------                                                            -------
Total                                                                    505,000

Notes:

1. Unvested Options - 1,141,878 options have not been vested. The vesting period for employee options is four years with limited exceptions.

2. Contingent and Unvested Options - 287,360 options that are contingent on meeting milestones and are unvested. Key managers have the ability to earn these options upon meeting milestones and these vest over a 3-4 year period at an exercise price between $4 and $8.

3. Anti-dilution /Ratchets - The investment terms for the Outside Investors provide for the grant of additional shares in the event GlobeComm should fail to meet milestone return requirements or should subsequently issue shares at less than $2 per share.

Schedule 2H ..............GlobeComm Balance Sheet .......................9/30/98
 .........................GlobeComm Income Statement ....................9/30/98

03/06/98                         Globe Comm, Inc.
                                  Balance Sheet
                            As of September 30, 1997

                                                                     Sep 30, '97
                                                                    ------------
ASSETS
  Current Assets
    Checking/Savings
      105-0-0 . Current Assets                                      1,233,645.82
                                                                    ------------
    Total Checking/Savings                                          1,233,645.82
    Accounts Receivable
      113-0-0 . Misc. A/R                                                 300.00
      115-0-0 . S/H Call Receivable                                      -499.90
                                                                    ------------
    Total Accounts Receivable                                            -199.90
                                                                    ------------
  Total Current Assets                                              1,233,445.92

  Fixed Assets
      125-0-0 . Property & Equipment
                                                                      297,155.20
                                                                    ------------
    Total Fixed Assets                                                297,155.20

  Other Assets
    118-0-0 . Minority Investments                                     10,000.00
    119-0-0 . Domains Assets                                          565,565.51
    140-0-0 . Accum. Depr. & Amort                                    -39,125.71
                                                                    ------------
  Total Other Assets                                                  536,439.80
                                                                    ------------

TOTAL ASSETS                                                        2,067,040.92
                                                                    ============

LIABILITIES & EQUITY
  Liabilities
    Current Liabilities
      Other Current Liabilities
        201-0-0 . Accounts Payable                                     33,553.77
                                                                    ------------
    Total Other Current Liabilities                                    33,553.77
                                                                    ------------
    Total Current Liabilities                                          33,553.77
      Long Term Liabilities
        251-0-0 . Long-Term Liabilities                               110,232.00
                                                                    ------------
      Total Long Term Liabilities                                     110,232.00
                                                                    ------------
  Total Liabilities                                                   143,785.77
  Equity
    300-0-0 . Retained Earnings                                      -438,119.88
    Net Income                                                     -1,353,624.97
    301 -0 . Capital Stock                                          1,365,000.00
    302-0-0 . Paid-in-Capital                                       2,350,000.00
                                                                    ------------
  Total Equity                                                      1,923,255.15
                                                                    ------------
TOTAL LIABILITIES & EQUITY                                          2,067,040.92
                                                                    ============

                                Globe Comm, Inc.
03/06/98                        Profit and Loss
                         January through September 1997

                                                                   Jan - Sep `97
                                                                   -------------

     Ordinary Income/Expense
         Income
           401-0-1 . NAME Subscript-Revenues                          233,654.64
           401-0-2 . Name-Advertising                                     316.29
           401-0-3 . Name Custom Domains                               14,841.93
           403-0-2 . Best Dom. Revenues                                23,881.10
           404-0-3 . Vanity Mail Revenues                                -363.73
                                                                    ------------
        Total Income                                                  272,330.23

        Expense
           500-0-0 . General & Administrative                         120,981.63
           508-0-0 . Employee Comp/Benefits                           918,132.45
           520-0-0 . Sales/Marketing                                  381,205.18
           555-0-0 . Technology/Leases/Repairs                        128,261.58
           565-0-0 . Travel& Entertainment                             49,862.99
           575-0-0 . Depreciation & Amortization                       17,322.36
           590-0-0 . Domains                                           17,276.79
                                                                    ------------
        Total Expense                                               1,633,042.98
                                                                    ------------

     Net Ordinary Income                                           -1,360,712.75

     Other Income/Expense
        Other Income
          420-0-0 . Interest Income                                     3,711.83
          421-0-0 . Other Income                                        2,982.20
          422-0-0 . Interest from Loans                                   393.75
                                                                    ------------
        Total Other Income                                              7,087.78
                                                                    ------------
   Net Other Income                                                     7,087.78
                                                                    ------------
Net Income                                                         -1,353,624.97
                                                                    ============

Schedule 21 .................GlobeComm Liabilities .......................3/6/98

GLOBECOMM INC.

ASSETS UNDER LEASE:

   Operating Leases:

        Vendor            Start Date            Rate                 Term       Yearly Payments
        ------            ----------            ----                 ----       ---------------
 1       GNP                7/1/96              6.50%                36 Mos.   $      7,224.00
 2      Anixter             9/1/96              7.30%                35 Mos.   $      1,332.00
 3  Interactive Futures    11/1/96              5.70%                48 Mos.   $     24,720.00
 4       DNA               10/1/96              6.50%                48 Mos.   $     14,820.00
 5     Consan/DV           10/1/96              7.70%                48 Mos.   $      2,904.00
 6    Sun/Toshiba           3/1/97              7.90%                48 Mos.   $     18,960.00
 7      Oracle             11/1/96             11.00%                36 Mos.   $     14,616.00
 8      Oracle              3/1/97             10.00%                36 Mos.   $     20,160.00
 9  Various Vendors         3/1/97              8.50%                48 Mos.   $     13,536.00
10       Oracle             6/1/97             10.50%                36 Mos.   $     20,340.00
11   Various Vendors        6/1/97              5.60%                48 Mos.   $     42,060.00
12       Oracle             9/1/97             10.30%                36 Mos.   $     20,280.00
13   Various Vendors        9/1/97              8.80%                48 Mos.   $     32,940.00
14   Various Vendors       10/1/97              7.50%                48 Mos.   $     25,140.00
15   Various Vendors       12/1/97              8.20%                48 Mos.   $     27,960.00
16  Computer Connection    12/1/97              8.40%                48 Mos.   $      6,636.00
17  Interactive Futures    12/1/97              8.50%                48 Mos.   $      4,644.00

18      US Tech            12/1/97             9.10%                48 Mos.   $       5,160.00
19  Computer Connection     2/1/98             7.80%                48 Mos.   $       3,420.00
20   CCNY/Interactive       3/1/98             6.60%                48 Mos.   $      17,220.00
21  Computer Connection     1/1/98              --                  48 Mos.   $      19,711.92
22  Interactive Futures     1/1/98              --                  48 Mos.   $       6,649.68

                                                                    Total     $     350,433.60
                                                                              ================

 (Items 1 through 6 and 8 to 20 are leased under Leasetec Systems Credit. Item 7 is leased under Bankvest Capital Corp. Items 21 and 22 are leased under Colonial
                               Pacific Leasing.)

Schedule 21 ...............GlobeComm Intellectual Property ...............3/6/98
            ...............Trademark
            ...............Domain Names

                         [LETTERHEAD OF ARI GOLDBERGER]

                                                                   March 6, 1998

Gary Millin, President
GlobeComm, Inc.
11 Broadway, Suite 660
New York, NY 10004

                    Re: iName Trademark, Serial No. 75/082557

Dear Gary:

            Attached is the latest correspondence received from the U.S. Patent and Trademark Office regarding the iName trademark application. I contacted the Patent and Trademark Office today and received confirmation that they have received GlobeComm's Statement of Use and that the trademark registration will be issued shortly.

                                        Sincerely,

                                        /s/ Ari Goldberger

                                        Ari Goldberger

                      UNITED STATES DEPARTMENT OF COMMERCE
                      ASSISTANT COMMISSIONER FOR TRADEMARKS
                               2900 CRYSTAL DRIVE
                         ARLINGTON, VIRGINIA 22202-3513
                                  Nov 22, 1997

                     NOTICE OF APPROVAL OF EXTENSION REQUEST

                                                                ATTORNEY
Robin J. Adelson                     TM1O4                REFERENCE NUMBER:
Cowan, Liebowitz & Latman, P.C.
1133 Avenue of the Americas
New York, NY 10036-6799

--------------------------------------------------------------------------------
SERIAL NUMBER: 75/082557
MARK:     INAME
OWNER:    Globecomm, Inc.
EXTENSION REQUEST NUMBER: 1               NOTICE OF ALLOWANCE DATE: Apr 22, 1997
--------------------------------------------------------------------------------

      THE ABOVE NUMBERED EXTENSION REQUEST FOR FILING A STATEMENT OF USE HAS BEEN APPROVED BY THIS OFFICE.

      THE APPLICANT HAS 12 MONTHS FROM THE MAILING DATE OF THE NOTICE OF ALLOWANCE TO FILE A STATEMENT OF USE. THE STATEMENT OF USE SHOULD BE CLEARLY MARKED TO THE ATTENTION OF "ITU" AND MAILED TO THE ABOVE ADDRESS.

================================================================================